EXHIBIT 32.1
CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpine Auto Brokers, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2016, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tsz Ting Ip, Chief Executive Officer of the Company, certify, pursuant to 18 Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tsz Ting Ip
Tsz Ting Ip Chief Executive Officer	August 19, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certifications are accompanying the Company's Form 10-Q solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and are not being filed as part of the Form 10-Q or as a separate disclosure document.